                                                                     EXHIBIT 4.1


                               AMB PROPERTY, L.P.,

                            AMB Property Corporation,

                               as Parent Guarantor

Certain Subsidiaries of AMB PROPERTY, L.P., now or in the future, parties hereto as Subsidiary Guarantors

                                       and

             State Street Bank and Trust Company of California, N.A.

                                   as Trustee

                          -----------------------------

                             Unsecured Senior Notes

                                   Guarantees

                          -----------------------------

                                    Indenture

                           Dated as of ________, 1998

                          -----------------------------

                                TABLE OF CONTENTS

                                                                                    Page

                                   ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

  SECTION 101.        DEFINITIONS.....................................................2

  SECTION 102.        COMPLIANCE CERTIFICATES AND OPINIONS...........................11

  SECTION 103.        FORM OF DOCUMENTS DELIVERED TO TRUSTEE.........................12

  SECTION 104.        ACTS OF HOLDERS................................................13

  SECTION 105.        NOTICES, ETC., TO TRUSTEE AND OPERATING PARTNERSHIP............14

  SECTION 106.        NOTICE TO HOLDERS; WAIVER......................................14

  SECTION 107.        EFFECT OF HEADINGS AND TABLE OF CONTENTS.......................14

  SECTION 108.        SUCCESSORS AND ASSIGNS.........................................15

  SECTION 109.        SEPARABILITY CLAUSE............................................15

  SECTION 110.        BENEFITS OF INDENTURE..........................................15

  SECTION 111.        GOVERNING LAW..................................................15

  SECTION 112.        LEGAL HOLIDAYS.................................................15

  SECTION 113.        COUNTERPARTS...................................................15

                                   ARTICLE TWO
                                   NOTE FORMS

  SECTION 201.        FORMS OF NOTES.................................................15

  SECTION 202.        FORM OF TRUSTEE'S CERTIFICATE OF
                           AUTHENTICATION............................................16

  SECTION 203.        NOTES ISSUABLE IN GLOBAL FORM..................................16

                                  ARTICLE THREE
                                    THE NOTES

  SECTION 301.        AMOUNT LIMITED; ISSUABLE IN SERIES.............................17

  SECTION 302.        DENOMINATIONS..................................................18

  SECTION 303.        EXECUTION, AUTHENTICATION, DELIVERY
                           AND DATING................................................18

  SECTION 304.        TEMPORARY NOTES................................................19

  SECTION 305.        REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE............20

  SECTION 306.        MUTILATED, DESTROYED, LOST AND STOLEN NOTES....................22

  SECTION 307.        PAYMENT OF INTEREST; INTEREST RIGHTS
                           PRESERVED.................................................23

  SECTION 308.        PERSONS DEEMED OWNERS..........................................24

  SECTION 309.        CANCELLATION...................................................24

  SECTION 310.        COMPUTATION OF INTEREST........................................25

                                  ARTICLE FOUR
                           SATISFACTION AND DISCHARGE

  SECTION 401.        SATISFACTION AND DISCHARGE OF INDENTURE........................25

  SECTION 402.        APPLICATION OF TRUST FUNDS.....................................26

                                  ARTICLE FIVE
                                    REMEDIES

  SECTION 501.        EVENTS OF DEFAULT..............................................26

  SECTION 502.        ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.............28

  SECTION 503.        COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT
                           BY TRUSTEE................................................29

  SECTION 504.        TRUSTEE MAY FILE PROOFS OF CLAIM...............................29

  SECTION 505.        TRUSTEE MAY ENFORCE CLAIMS WITHOUT
                           POSSESSION OF NOTES.......................................30

  SECTION 506.        APPLICATION OF MONEY COLLECTED.................................30

  SECTION 507.        LIMITATION ON SUITS............................................31

  SECTION 508.        UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM,
                           IF ANY, AND INTEREST......................................31

  SECTION 509.        RESTORATION OF RIGHTS AND REMEDIES.............................32

  SECTION 510.        RIGHTS AND REMEDIES CUMULATIVE.................................32

  SECTION 511.        DELAY OR OMISSION NOT WAIVER...................................32

  SECTION 512.        CONTROL BY HOLDERS OF NOTES....................................32

  SECTION 513.        WAIVER OF PAST DEFAULTS........................................32

  SECTION 514.        WAIVER OF USURY, STAY OR EXTENSION LAWS........................33

  SECTION 515.        UNDERTAKING FOR COSTS..........................................33

                                   ARTICLE SIX
                                   THE TRUSTEE

  SECTION 601.        NOTICE OF DEFAULTS.............................................33

  SECTION 602.        CERTAIN RIGHTS OF TRUSTEE......................................34

  SECTION 603.        NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES..............35

  SECTION 604.        MAY HOLD NOTES.................................................35

  SECTION 605.        MONEY HELD IN TRUST............................................35

  SECTION 606.        COMPENSATION AND REIMBURSEMENT.................................36

  SECTION 607.        CORPORATE TRUSTEE REQUIRED; ELIGIBILITY; CONFLICTING
                           INTERESTS.................................................36

  SECTION 608.        RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR..............37

  SECTION 609.        ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.........................38

  SECTION 610.        MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS....39

  SECTION 611.        APPOINTMENT OF AUTHENTICATING AGENT............................39

                                  ARTICLE SEVEN
         HOLDERS' LISTS AND REPORTS BY TRUSTEE AND OPERATING PARTNERSHIP

  SECTION 701.        DISCLOSURE OF NAMES AND ADDRESSES
                           OF HOLDERS................................................41

  SECTION 702.        REPORTS BY TRUSTEE.............................................41

  SECTION 704.        OPERATING PARTNERSHIP TO FURNISH TRUSTEE NAMES AND ADDRESSES
                           OF HOLDERS................................................41

                                  ARTICLE EIGHT
                CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

  SECTION 801.        CONSOLIDATIONS AND MERGERS OF OPERATING
                           PARTNERSHIP AND SALES, LEASES AND
                           CONVEYANCES PERMITTED SUBJECT TO CERTAIN
                           CONDITIONS................................................42

  SECTION 802.        RIGHTS AND DUTIES OF SUCCESSOR CORPORATION.....................42

  SECTION 803.        OFFICERS' CERTIFICATE AND OPINION OF COUNSEL...................42

                                  ARTICLE NINE
                             SUPPLEMENTAL INDENTURES

  SECTION 901.        SUPPLEMENTAL INDENTURES WITHOUT CONSENT
                           OF HOLDERS................................................43

  SECTION 902.        SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS................44

  SECTION 903.        EXECUTION OF SUPPLEMENTAL INDENTURES...........................45

  SECTION 904.        EFFECT OF SUPPLEMENTAL INDENTURES..............................45

  SECTION 905.        CONFORMITY WITH TRUST INDENTURE ACT............................45

  SECTION 906.        REFERENCE IN NOTES TO SUPPLEMENTAL
                           INDENTURES................................................45

                                   ARTICLE TEN
                                    COVENANTS

  SECTION 1001.       PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST............45

  SECTION 1002.       MAINTENANCE OF OFFICE OR AGENCY................................45

  SECTION 1003.       MONEY FOR NOTES PAYMENTS TO BE HELD
                           IN TRUST..................................................46

  SECTION 1004.       AGGREGATE DEBT TEST............................................47

  SECTION 1005.       DEBT SERVICE TEST..............................................48

  SECTION 1006.       SECURED DEBT TEST..............................................48

  SECTION 1007.       MAINTENANCE OF TOTAL UNENCUMBERED ASSETS.......................49

  SECTION 1008.       EXISTENCE......................................................49

  SECTION 1009.       MAINTENANCE OF PROPERTIES......................................49

  SECTION 1010.       INSURANCE......................................................49

  SECTION 1011.       PAYMENT OF TAXES AND OTHER CLAIMS..............................49

  SECTION 1012.       PROVISION OF FINANCIAL INFORMATION.............................50

  SECTION 1013.       WAIVER OF CERTAIN COVENANTS....................................50

  SECTION 1014.       STATEMENT AS TO COMPLIANCE.....................................51

                                 ARTICLE ELEVEN
                               REDEMPTION OF NOTES

  SECTION 1101.       APPLICABILITY OF ARTICLE.......................................51

  SECTION 1102.       ELECTION TO REDEEM; NOTICE TO TRUSTEE..........................51

  SECTION 1103.       SELECTION BY TRUSTEE OF NOTES TO BE
                           REDEEMED..................................................51

  SECTION 1104.       NOTICE OF REDEMPTION...........................................52

  SECTION 1105.       DEPOSIT OF REDEMPTION PRICE....................................53

  SECTION 1106.       NOTES PAYABLE ON REDEMPTION DATE...............................53

  SECTION 1107.       NOTES REDEEMED IN PART.........................................53

                                 ARTICLE TWELVE
                              RESET PUT SECURITIES

                                 ARTICLE TWELVE
                       DEFEASANCE AND COVENANT DEFEASANCE

  SECTION 1201.       OPERATING PARTNERSHIP'S OPTION TO EFFECT
                           DEFEASANCE OR COVENANT DEFEASANCE.........................53

  SECTION 1202.       DEFEASANCE AND DISCHARGE.......................................54

  SECTION 1203.       COVENANT DEFEASANCE............................................54

  SECTION 1204.       CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE................54

  SECTION 1205.       DEPOSITED MONEY AND GOVERNMENT OBLIGATIONS
                           TO BE HELD IN TRUST; OTHER MISCELLANEOUS
                           PROVISIONS................................................56

  SECTION 1206.       REINSTATEMENT..................................................57

                                ARTICLE THIRTEEN
                          MEETINGS OF HOLDERS OF NOTES

  SECTION 1301.       PURPOSES FOR WHICH MEETINGS MAY BE CALLED......................57

  SECTION 1302.       CALL, NOTICE AND PLACE OF MEETINGS.............................57

  SECTION 1303.       PERSONS ENTITLED TO VOTE AT MEETINGS...........................58

  SECTION 1304.       QUORUM; ACTION.................................................58

  SECTION 1305.       DETERMINATION OF VOTING RIGHTS; CONDUCT
                           AND ADJOURNMENT OF MEETINGS...............................59

  SECTION 1306.       COUNTING VOTES AND RECORDING ACTION OF MEETINGS................60

                                ARTICLE FOURTEEN
                                 THE GUARANTEES

  SECTION 1401.       GUARANTEES.....................................................60

  SECTION 1402.       PROCEEDINGS AGAINST THE GUARANTORS.............................63

  SECTION 1403.       GUARANTEES FOR BENEFIT OF HOLDERS OF NOTES.....................63

  SECTION 1404.       MERGER OR CONSOLIDATION OF GUARANTORS..........................64

  SECTION 1405.       ADDITIONAL GUARANTORS..........................................64

                               AMB PROPERTY, L.P.

        Reconciliation and tie between Trust Indenture Act of 1939 (the "TIA") and Indenture, dated as of _______ 1998

        TIA SECTION                                     INDENTURE SECTION
        -----------                                     -----------------
        Section 310(a)(1)....................................607
                   (a)(2)....................................607
                   (b).......................................604, 608
        Section 312(b).......................................701
                   (c).......................................701
        Section 313..........................................101 ("Outstanding")
        Section 313(a).......................................702
                   (c).......................................601, 702, 703
        Section 314(a).......................................703
                   (a)(4)....................................1012
                   (c)(1)....................................102
                   (c)(2)....................................102
                   (e).......................................102
        Section 315(a)-(d)...................................303
                   (e).......................................608
        Section 316(a) (last sentence).......................101 ("Outstanding")
                   (c).......................................104
        Section 317(a)(1)....................................503
                   (a)(2)....................................504
        Section 318(a).......................................111
                   (c).......................................111

        NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

        Attention should also be directed to Section 318(c) of the TIA, which provides that the provisions of Sections 310 to and including 317 of the TIA are a part of and govern every qualified indenture, whether or not physically contained therein.

        INDENTURE (the "Indenture"), dated as of ________, 1998, is among AMB PROPERTY, L.P., a Delaware limited partnership (hereinafter called the "Operating Partnership"), having its principal office at 505 Montgomery Street, San Francisco, California 94111, AMB PROPERTY CORPORATION, a Maryland Corporation (hereinafter called the "Parent Guarantor"), having its principal office at 505 Montgomery Street, San Francisco, California 94111, each of the Operating Partnership's Subsidiaries that either now or in the future are parties hereto as guarantors (the "Subsidiary Guarantors") and State Street Bank and Trust Company of California, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee hereunder (hereinafter called the "Trustee"), having its Corporate Trust Office at 633 West Fifth Street, 12th Floor, Los Angeles, California 90071.

                      RECITALS OF THE OPERATING PARTNERSHIP

        Whereas, the Operating Partnership deems it necessary to issue for its lawful purposes its unsecured and unsubordinated Notes in an aggregate principal amount not to exceed $_____________ (the "Notes") in one or more series and to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, and it has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes.

        Whereas, the Guarantors have duly authorized the execution and delivery of this Indenture and their guarantees of the Notes (the "Guarantees") as provided herein.

        Whereas, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

        Whereas, all things necessary to make this Indenture a valid agreement of the Operating Partnership and the Guarantors, in accordance with its terms, have been done.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

        SECTION 101. DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

               (2) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper," as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the TIA;

               (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

               (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        Certain terms used principally in Article Three, Article Five, Article Six and Article Ten are defined in those Articles.

        "Acquired Debt" means Debt of a Person (i) existing at the time such Person is merged or consolidated with or into, or becomes a Subsidiary of, the Operating Partnership or (ii) assumed by the Operating Partnership or any of its Subsidiaries in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to be incurred on the date the acquired Person is merged or consolidated with or into, or becomes a Subsidiary of, the Operating Partnership or the date of the related acquisition, as the case may be.

        "Act," when used with respect to any Holder, has the meaning specified in Section 104.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Annual Debt Service Charge" means, for any period, the interest expense of the Operating Partnership and its Subsidiaries for such period (including, without duplication, (i) all amortization of debt discount and premiums, (ii) all accrued interest, (iii) all capitalized interest and (iv) the interest component of capitalized lease obligations), determined on a consolidated basis in accordance with generally accepted accounting principles.

        "Authenticating Agent" means any authenticating agent appointed by the Trustee pursuant to Section 611.

        "Authorized Newspaper" means a newspaper, printed in the English language, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

        "Bankruptcy Law" has the meaning specified in Section 501.

        "Board of Directors" means the board of directors of the General Partner or, if the Operating Partnership shall be succeeded by a corporation pursuant to the provisions of this Indenture, the board of directors of the Operating Partership's corporate successor or any committee of such applicable board duly authorized to act generally or in any particular respect hereunder.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the General Partner or, if the Operating Partnership shall be succeeded by a corporation pursuant to the provisions of this Indenture, of the Operating Partership's corporate successor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means, unless otherwise specified with respect to any securities pursuant to Section 301, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the States of California or New York are authorized or required by law, regulation or executive order to close.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

        "Common Shares" means, with respect to any Person that is a corporation, capital stock issued by such Person other than Preferred Shares.

        "Comparable Treasury Issue" means, with respect to Notes of any series to be redeemed, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of such Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

        "Comparable Treasury Price" means with respect to any Redemption Date
(i) the average of the two remaining Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations from the four selected, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Consolidated Income Available For Debt Service" for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for (without duplication) (i) interest expense on Debt, (ii) provision for taxes based on income, (iii) amortization of debt discount, premium and deferred financing costs, (iv) provisions for gains and losses on sales or other dispositions of properties and other investments, (v) property depreciation and amortization, (vi) the effect of any non-cash items, and (vii) amortization of deferred charges, all determined on a consolidated basis in accordance with generally accepted accounting principles.

        "Consolidated Net Income" for any period means the amount of net income (or loss) of the Operating Partnership and its Subsidiaries for such period, excluding (without duplication) (i) extraordinary items and (ii) the portion of net income (but not losses) of the Operating Partnership and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Operating Partnership or one of its Subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

        "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 633 West Fifth Street, 12th Floor, Los Angeles, California 90071.

        "Corporation" or "corporation" includes corporations, associations, and business trusts; provided, however, that for purposes of Article Eight, the term "corporation" shall not include associations, companies or business trusts.

        "Custodian" has the meaning specified in section 501.

        "Debt" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any Lien on any property or asset owned by such Person, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value (determined in good faith by the board of directors of such Person or, in the case of the Operating Partnership or a Subsidiary, by the Board of Directors) of the property subject to such Lien, (iii) reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, or (iv) any lease of property by such Person as lessee which is required to be reflected on such Person's balance sheet as a capitalized lease in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another Person (it being understood that Debt shall be deemed to be incurred by such Person whenever such Person shall create, assume, guarantee or otherwise become liable in respect thereof).

        "Defaulted Interest" has the meaning set forth in Section 307.

        "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

        "DTC" means The Depository Trust Company and any successor to DTC in its capacity as depositary for any Notes.

        "Event Of Default" has the meaning specified in Section 501.

        "GAAP" and "generally accepted accounting principles" mean generally accepted accounting principles, as in effect from time to time, as used in the United States of America applied on a consistent basis.

        "General Partner" means AMB Property Corporation, a Maryland corporation until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "General Partner" shall mean such successor corporation.

        "Government Obligations" means securities which are (i) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

        "Guarantors" means the Parent Guarantor and each of the Subsidiary Guarantors.

        "Guarantees" means each Guarantee executed pursuant to the provisions of this Indenture.

        "Holder" means the Person in whose name a Note is registered in the Note Register.

        "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof (as such terms and provisions may be amended pursuant to the applicable provisions hereof).

        "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Operating Partnership after consultation with the Trustee.

        "Interest Payment Date" when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

        "Lien" means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

        "Maturity" when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

        "Note" has the meaning stated in the first recital of this Indenture and, more particularly, means any Note or Notes authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, "Notes" with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Notes authenticated and delivered under this Indenture, exclusive, however, of Notes of any series as to which such Person is not Trustee.

        "Note Register" and "Note Registrar" have the respective meanings specified in Section 305.

        "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the General Partner, and delivered to the Trustee, provided that if the Operating Partnership shall be succeeded by a corporation pursuant to the provisions of this Indenture, "Officers' Certificate" shall mean a certificate signed by the Chairman, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such successor corporation, and delivered to the Trustee.

        "Operating Partnership" means the Person named as the "Operating Partnership" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Operating Partnership" shall mean such successor person.

        "Operating Partnership Request" and "Operating Partnership Order" mean, respectively, a written request or order signed in the name of the Operating Partnership by the General Partner by its Chairman, any Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee, provided that if the Operating Partnership shall be succeeded by a corporation pursuant to the provisions of this Indenture, "Operating Partnership Request" and "Operating Partnership Order" shall mean, respectively, a written request or order signed in the name of the Operating Partnership by its Chairman, any Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Operating Partnership or the General Partner or who may be an employee of or other counsel for the Operating Partnership or the General Partner and who shall be reasonably satisfactory to the Trustee.

        "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

               (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

               (ii) Notes, or portions thereof, for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited (other than pursuant to Article Twelve hereof) with the Trustee or any Paying Agent (other than the Operating Partnership) in trust or set aside and segregated in trust by the Operating Partnership (if the Operating Partnership shall act as its own Paying Agent) for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

               (iii) Notes, except to the extent provided in Sections 1202 and 1203, with respect to which the Operating Partnership has effected defeasance and/or covenant defeasance as provided in Article Twelve; and

               (iv) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Operating Partnership;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Operating Partnership or any other obligor upon the Notes or any Affiliate of the Operating Partnership or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Operating Partnership or any other obligor upon the Notes or any Affiliate of the Operating Partnership or of such other obligor.

        "Parent Guarantor" means AMB Property Corporation, a Maryland corporation until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Parent Guarantor" shall mean such successor person.

        "Paying Agent" means any Person authorized by the Operating Partnership to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Operating Partnership.

        "Person" means any individual, corporation, business trust, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Place of Payment," when used with respect to the Notes of or within any series, means the place or places where the principal of (and premium, if any) and interest on such Notes are payable as specified as contemplated by Sections 301 and 1002.

        "Predecessor Note" of any particular Note means every previous security evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note.

        "Preferred Shares" means, with respect to any Person that is a corporation, capital stock issued by such Person that is entitled to a preference or priority over any other capital stock issued by such Person upon any distribution of such Person's assets, whether by dividend or upon liquidation.

        "Redemption Date," when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption pursuant to Section 1102.

        "Redemption Price," when used with respect to any Note to be redeemed, means an amount equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus ____ basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

        "Reference Treasury Dealer" means Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and any additional Reference Treasury Dealer appointed by the Trustee after consultation with the Operating Partnership and their successors; provided, however, that if Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc. or such additional Reference Treasury Dealer and their successors shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Operating Partnership will substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York time, on the third Business Day preceding such Redemption Date.

        "Regular Record Date" for the interest payable on any Interest Payment Date on the Notes of or within any series means the date specified for that purpose as contemplated by Section 301, whether or not a Business Day.

        "Responsible Officer," when used with respect to the Trustee, means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers.

        "Securities Exchange Act of 1934" means the Securities Exchange Act of 1934, as amended, and any reference herein to such Act or a particular provision or section thereof shall mean, unless otherwise expressly stated or the context otherwise requires, such Act, provision or section, as the case may be, as amended or replaced from time to time or as supplemented from time to time.

        "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" (as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as in effect on January 1, 1998) of the Operating Partnership.

        "Special Record Date" for the payment of any Defaulted Interest on the Notes of or within any series means a date fixed by the Trustee pursuant to
Section 307.

        "Stated Maturity," when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note or pursuant to this Indenture as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

        "Subsidiary" means (i) a corporation, partnership, joint venture, limited liability company or other Person the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Operating Partnership and/or any other Subsidiary or Subsidiaries, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Operating Partnership, any other Subsidiary or Subsidiaries, and (ii) any other Person the accounts of which are consolidated with the accounts of the Operating Partnership.

        "Subsidiary Guarantors" means AMB Property II, L.P., a Delaware limited partnership, Long Gate LLC, a Delaware limited liability company, and any other Subsidiary of the Operating Partnership that from time to time shall execute a guarantee of the obligations of the Operating Partnership under any Debt of the Operating Partnership.

        "Total Assets" means the sum of (without duplication) (i) Undepreciated Real Estate Assets and (ii) all other assets (excluding accounts receivable and intangibles) of the Operating Partnership and its Subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

        "Total Unencumbered Assets" means the sum of (without duplication) (i) those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt and (ii) all other assets (excluding accounts receivable and intangibles) of the Operating Partnership and its Subsidiaries not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with generally accepted accounting principles.

        "Treasury Rate" means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity of principal, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

        "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or the TIA or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, "Trustee" as used with respect to the Notes of any series shall mean only the Trustee with respect to Notes of that series.

        "Undepreciated Real Estate Assets" means, as of any date, the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with generally accepted accounting principles.

        "Unsecured Debt" means Debt of the Operating Partnership or any of its Subsidiaries which is not secured by a Lien on any property or assets of the Operating Partnership or any of its Subsidiaries.

        SECTION 102. COMPLIANCE CERTIFICATES AND OPINIONS. Upon any application or request by the Operating Partnership to the Trustee to take any action under any provision of this Indenture, the Operating Partnership shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been satisfied or complied with; and

               (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been satisfied or complied with.

        SECTION 103. FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the General Partner, any Guarantor, any general partner or manager of any Guarantor or any corporate successor of the Operating Partnership or any Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the General Partner, any Guarantor, any general partner or manager of any Guarantor or any corporate successor of the Operating Partnership or any Guarantor, as applicable, stating that the information as to such factual matters is in the possession of the General Partner, any Guarantor, any general partner or manager of any Guarantor or any corporate successor of the Operating Partnership or any Guarantor, as applicable, unless such counsel knows that the certificate or opinion or representations as to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        SECTION 104. ACTS OF HOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the outstanding Notes of any series or all series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Operating Partnership. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Operating Partnership and any agent of the Trustee or the Operating Partnership, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 1306.

        (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient in its reasonable discretion.

        (c) The ownership of Notes shall be proved by the Note Register.

        (d) If the Operating Partnership shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Operating Partnership may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Operating Partnership shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

        (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Note Registrar, any Paying Agent, any Authenticating Agent or the Operating Partnership in reliance thereon, whether or not notation of such action is made upon such Note.

        SECTION 105. NOTICES, ETC., TO TRUSTEE AND OPERATING PARTNERSHIP. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

               (1) the Trustee by any Holder or by the Operating Partnership shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or

               (2) the Operating Partnership by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Operating Partnership addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Operating Partnership.

        SECTION 106. NOTICE TO HOLDERS; WAIVER. Where this Indenture provides for notice of any event to Holders by the Operating Partnership or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

        If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

        Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        SECTION 107. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        SECTION 108. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture by the Operating Partnership and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

        SECTION 109. SEPARABILITY CLAUSE. In case any provision in this Indenture or in any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 110. BENEFITS OF INDENTURE. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Note Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

        SECTION 111. GOVERNING LAW. This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

        SECTION 112. LEGAL HOLIDAYS. In any case where any Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or any Note), payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date, or at the Stated Maturity or Maturity, as the case may be, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or Maturity, as the case maybe.

        SECTION 113. COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

                                   ARTICLE TWO
                                   NOTE FORMS

        SECTION 201. FORM OF NOTES. The Notes of each series shall be in substantially the forms as shall be established in or pursuant to one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Operating Partnership may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed, or to conform to usage.

        The definitive Notes (and Guarantees) shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officer executing such Notes (and Guarantees), as evidenced by his or her execution of such Notes.

        SECTION 202. FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION. Subject to Section 611, the Trustee's certificate of authentication shall be in substantially the following form:

        This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

             State Street Bank and Trust Company of California, N.A., as Trustee

             By:
                 --------------------------------
                 Authorized Signatory

        SECTION 203. NOTES ISSUABLE IN GLOBAL FORM. The Notes shall be issuable only in global form (without coupons). Beneficial owners of interests in the permanent global Notes may exchange such interests for Notes of like tenor or any authorized form and denomination only in the manner provided in Section 305. DTC shall be the depositary with respect to the permanent global Notes. Notwithstanding the provisions of Section 302, any such global Note shall represent such of the Outstanding Notes of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Notes of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Notes of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Note in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes represented thereby shall be made by or at the direction of the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or pursuant to Section 301 or in the Operating Partnership Order to be delivered to the Trustee pursuant to Section 303 or 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Note in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or pursuant to Section 301 or in the applicable Operating Partnership Order. If an Operating Partnership Order pursuant to
Section 304 or 305 has been or is delivered, any instructions by the Operating Partnership with respect to endorsement or delivery or redelivery of a Note in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

        The provisions of the last sentence of Section 303 shall apply to any Note represented by a Note in global form if such Note was never issued and sold by the Operating Partnership and the Operating Partnership delivers to the Trustee the Note in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Notes represented thereby, together with the written statement contemplated by the last sentence of Section 303.

        Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of and any premium and interest on any Note in global form shall be made to the Person or Persons specified therein.

        Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Operating Partnership, any agent of the Operating Partnership and the Trustee shall treat the Holder of a global Note as the Holder of such principal amount of Outstanding Notes represented by such global Note.

                                  ARTICLE THREE
                                    THE NOTES

        SECTION 301. AMOUNT LIMITED; ISSUABLE IN SERIES. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $____________.

        The Notes shall be issued in three series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and set forth or established in or pursuant to one or more indentures supplemental hereto, prior to the issuance of Notes of any series, any or all of the following, as applicable:

               (1) the title of the Notes of the series (which shall distinguish the Notes of such series from all other series of Notes);

               (2) the limit upon the aggregate principal amount of the Notes of the series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 304, 305, 306, 906 or 1107);

               (3) the date or dates, or the method by which such date or dates will be determined, on which the principal of the Notes of the series shall be payable;

               (4) the rate or rates at which the Notes of the series shall bear interest, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable and the Regular Record Date for the interest payable on any Note on any Interest Payment Date;

               (5) the place or places, if any, other than or in addition to The Borough of Manhattan, The City of New York, where the principal of (and premium, if any), interest payable in respect of, Notes of the series shall be payable, any Notes of the series may be surrendered for registration of transfer or exchange and notices or demands to or upon the Operating Partnership in respect of the Notes of the series and this Indenture may be served;

               (6) the obligation, if any, of the Operating Partnership to redeem, repay or purchase Notes of the series at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, and other terms and conditions upon which Notes of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

               (7) if other than the Trustee, the identity of each Note Registrar and/or Paying Agent;

               (8) provisions, if any, granting special rights to the Holders of the series upon the occurrence of such events as may be specified;

               (9) any deletions from, modifications of, or additions to the Events of Default or covenants of the Operating Partnership with respect to Notes of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

               (10) the Person to whom any interest on any Note of the series shall be payable, if other than the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, and

               (11) any other terms of the series and any deletions from or modifications or additions to this Indenture in respect of such Notes (whether or not consistent with the other provisions of this Indenture).

        All Notes of any one series and the Guarantees appertaining to any Notes of such series shall be substantially identical except as to denomination and the date from which interest, if any, shall accrue and except as may otherwise be provided by the Operating Partnership in the Board Resolution, or pursuant to the Board Resolution and set forth in the Officers' Certificate, or in any indenture or indentures supplemental hereto, as the case may be, pertaining to such series of Notes. The terms of the Notes of any series may provide, without limitation, that the Notes shall be authenticated and delivered by the Trustee on original issue from time to time upon telephonic or written order of persons designated in or pursuant to the relevant Board Resolution, Officers' Certificate or supplemental indenture, as the case may be (telephonic instructions to be promptly confirmed in writing by such person) and that such persons are authorized to determine, consistent with such Board Resolution, Officers' Certificate or supplemental indenture, as the case may be, such terms and conditions of the Notes of such series as are specified in such Board Resolution, Officers' Certificate or supplemental indenture, as the case may be. All Notes of any one series must be issued at the same time(except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 304, 305, 306, 906 or 1107).

        SECTION 302. DENOMINATIONS. The Notes of any series shall be issuable in denominations of $1,000 and any integral multiple thereof.

        SECTION 303. EXECUTION, AUTHENTICATION, DELIVERY AND DATING. The Notes shall be executed on behalf of the Operating Partnership by its General Partner by such General Partner's Chairman, President or any Vice President. If a Guarantor is a corporation its Guarantee shall be executed on behalf of the Guarantor by its Chairman, President or any Vice President and attested to by its Treasurer, any Assistant Treasurer, its Secretary or any Assistant Secretary and if a Guarantor is a partnership or a limited liability company its

Guarantee shall be executed on behalf of such Guarantor by the Chairman, President or any Vice President and attested to by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of its general partner or manager, as applicable. The signature of any of these officers on the Notes or Guarantee may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes or the Guarantees.

        The Guarantees or Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Operating Partnership's General Partner, the Guarantors (or the general partner or manager of such Guarantor) or any corporate successor of the Operating Partnership, as applicable shall bind the Operating Partnership or the applicable Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or Guarantees or did not hold such offices at the date of such Notes or Guarantees.

        Each Note and Guarantee shall be dated the date of its authentication.

        No Note or Guarantee shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Operating Partnership, and the Operating Partnership shall deliver such Note to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Operating Partnership, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

        SECTION 304. TEMPORARY NOTES. Pending the preparation of definitive Notes of any series, the Operating Partnership may execute, and upon Operating Partnership Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued, in registered form, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes. In the case of Notes of any series, such temporary Notes may be in global form.

        If temporary Notes of any series are issued, the Operating Partnership will cause definitive Notes of that series to be prepared without unreasonable delay. After the preparation of definitive Notes of such series, the temporary Notes of such series shall be exchangeable for definitive Notes of such series upon surrender of the temporary Notes of such series at the office or agency of the Operating Partnership in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes of any series, the Operating Partnership shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of the same series of authorized denominations. Until so exchanged, the temporary Notes of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such series.

        SECTION 305. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE. The Operating Partnership shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of the Operating Partnership in a Place of Payment a register for any series of Notes (the registers maintained in such office or in any such office or agency of the Operating Partnership in a Place of Payment being herein sometimes referred to collectively as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Operating Partnership shall provide for the registration of Notes and of transfers and exchanges of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee, at its Corporate Trust Office and at the office of its affiliate in the Borough of Manhattan, The City of New York at the address set forth in Section 1002 (or at such other address at which the Trustee's affiliate's New York office may subsequently be located), is hereby initially appointed "Note Registrar" for the purpose of registering Notes and transfers and exchanges of Notes on such Note Register as herein provided. In the event that the Trustee shall cease to be Note Registrar, it shall have the right to examine the Note Register at all reasonable times.

        Subject to the provisions of this Section 305, upon surrender for registration of transfer of any Note of any series at any office or agency of the Operating Partnership in a Place of Payment for that series, the Operating Partnership shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding, and containing identical terms and provisions. Subject to the provisions of this
Section 305, at the option of the Holder, Notes of any series may be exchanged for other Notes of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any such Notes are so surrendered for exchange, the Operating Partnership shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

        Any permanent global Note shall be exchangeable only as provided in this paragraph. If the depositary for any permanent global Note is DTC, then, unless the terms of such global Note expressly permit such global Note to be exchanged in whole or in part for definitive Notes, a global Note may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC, or to a successor to DTC for such global Note selected or approved by the Operating Partnership or to a nominee of such successor to DTC. If at any time
(i) DTC notifies the Operating Partnership that it is unwilling or unable to continue as depositary for the applicable global Note or Notes or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 if so required by applicable law or regulation, and, in either case, a successor depositary is not appointed by the Operating Partnership within 90 days after the Operating Partnership receives such notice or becomes aware of such ineligibility, (ii) the Operating Partnership in its sole discretion determines that such global Notes shall be exchangeable for definitive Notes or (iii) there shall have occurred and be continuing an Event of Default under this Indenture with respect to the Notes of any series and beneficial owners representing a majority in aggregate principal amount of the Outstanding Notes represented by such global Notes advise DTC to cease acting as depositary, then the Operating Partnership shall execute, and the Trustee shall authenticate and deliver, definitive Notes of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such global Note or Notes. If any beneficial owner of an interest in a permanent global Note is otherwise entitled to exchange such interest for Notes of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by
Section 301 and provided that any applicable notice provided in the permanent global Note shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Operating Partnership shall execute, and the Trustee shall authenticate and deliver, definitive Notes in aggregate principal amount equal to the principal amount of such beneficial owner's interest in such permanent global Note. On or after the earliest date on which such interests may be so exchanged, such permanent global Note shall be surrendered for exchange by DTC or such other depositary as shall be specified in the Operating Partnership Order with respect thereto to the Trustee, as the Operating Partnership's agent for such purpose. If a Note is issued in exchange for any portion of a permanent global Note after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, Interest or Defaulted Interest, as the case may be, such interest will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Note, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Note is payable in accordance with the provisions of this Indenture.

        All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Operating Partnership, evidencing the same Debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

        Every Note presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Operating Partnership or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Operating Partnership and the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made to the Holder for any registration of transfer or exchange of Notes, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906 or 1107.

        The Operating Partnership or the Trustee, as applicable, shall not be required (i) to issue, register the transfer of or exchange any Note if such Note may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the

Notes to be redeemed under Section 1103 and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except, in the case of any Note to be redeemed in part, the portion thereof not to be redeemed, or (iii) if applicable, to issue, register the transfer of or exchange any Note which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Note not to be so repaid.

        SECTION 306. MUTILATED, DESTROYED, LOST AND STOLEN NOTES. If any mutilated Note or a Note with a Guarantee appertaining thereto is surrendered to the Trustee or the Operating Partnership, together with, in proper cases, indemnity as may be required by the Operating Partnership or the Trustee to save each of them or any agent of either of them harmless, the Operating Partnership shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with Guarantees corresponding to the Guarantees appertaining to the surrendered Note.

        If there shall be delivered to the Operating Partnership and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note or Guarantee, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Operating Partnership or the Trustee that such Note or Guarantee has been acquired by a bona fide purchaser, the Operating Partnership shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note or in exchange for the Note to which a destroyed, lost or stolen Guarantee appertains, a new Note of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding with Guarantees corresponding to the Guarantees appertaining to such destroyed, lost or stolen Note or to the Note to which such destroyed, lost or stolen Guarantee appertains.

        Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Operating Partnership in its discretion may, instead of issuing a new Note, pay such Note.

        Upon the issuance of any new Note under this Section, the Operating Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Note of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Operating Partnership, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of that series duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes or Guarantees.

        SECTION 307. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED. Except as otherwise specified with respect to a series of Notes in accordance with the provisions of Section 301, interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Operating Partnership maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest on any Note may at the Operating Partnership's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Note Register or (ii) wire transfer to an account maintained by the payee located in the United States.

        Unless otherwise provided as contemplated by Section 301, interest, if any, payable on any permanent global Note on any Interest Payment Date will be paid to DTC, with respect to that portion of such permanent global Note held for its account by Cede & Co. (or by another nominee of DTC or by DTC) for the purpose of permitting such party to credit the interest received by it in respect of such permanent global Note to the accounts of the beneficial owners thereof.

        Except as otherwise specified with respect to a series of Notes in accordance with the provisions of Section 301, any interest on any Note of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Operating Partnership, at its election in each case, as provided in clause (1) or (2) below:

        (1) The Operating Partnership may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes of such series (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Operating Partnership shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Operating Partnership shall deposit with the Trustee an amount of money (except as otherwise specified pursuant to Section 301 for the Notes of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Operating Partnership of such Special Record Date and, in the name and at the expense of the Operating Partnership, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of such series at his address as it appears in the Note Register not less than 10 days prior to such Special Record Date. The Trustee shall in the name and at the expense of the Operating Partnership, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment, but such publications shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes of such series (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

        (2) The Operating Partnership may make payment of any Defaulted Interest on the Notes of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Operating Partnership to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section and Section 305, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

        SECTION 308. PERSONS DEEMED OWNERS. Prior to due presentment of a Note for registration of transfer, the Operating Partnership, the Guarantors, the Trustee and any agent of the Operating Partnership or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to Sections 305 and 307) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Operating Partnership, the Guarantors, the Trustee nor any agent of the Operating Partnership, the Guarantors or the Trustee shall be affected by notice to the contrary.

        None of the Operating Partnership, the Guarantors, the Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Notwithstanding the foregoing, with respect to any global Note, nothing herein shall prevent the Operating Partnership, the Trustee, or any agent of the Operating Partnership or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Note or impair, as between such depositary and owners of beneficial interests in such global Note, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Note.

        SECTION 309. CANCELLATION. All Notes surrendered for payment, redemption, repayment at the option of the Holder, or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Notes surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Operating Partnership may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Operating Partnership may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Operating Partnership has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. If the Operating Partnership shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. Canceled Notes held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of such destruction to the Operating Partnership, unless by a Operating Partnership Order the Operating Partnership directs their return to it.

        SECTION 310. COMPUTATION OF INTEREST. Interest on the Notes of any series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                                  ARTICLE FOUR
                           SATISFACTION AND DISCHARGE

        SECTION 401. SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall upon Operating Partnership Request cease to be of further effect with respect to any series of Notes specified in such Operating Partnership Request (except as hereinafter provided in this Section 401). The Trustee, upon receipt of an Operating Partnership Order, and at the expense of the Operating Partnership, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when (1) either

        (A) all Notes of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation; or

        (B) all Notes of such series

               (i)  have become due and payable, or

               (ii) will become due and payable at their Stated Maturity within one year, or

               (iii) if redeemable at the option of the Operating Partnership, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Operating Partnership, and the Operating Partnership, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust, an amount sufficient to pay and discharge the entire indebtedness on such Notes, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

        (2) the Operating Partnership has paid or caused to be paid all other sums payable hereunder by the Operating Partnership; and

        (3) the Operating Partnership has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Operating Partnership to the Trustee and any predecessor Trustee under Section 606, the obligations of the Operating Partnership to any Authenticating Agent under Section 611 and, if money shall have been deposited with and held by the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Operating Partnership and the Trustee with respect to the Notes of such series under Sections 305, 306, 402, 1002 and 1003, shall survive.

        SECTION 402. APPLICATION OF TRUST FUNDS. Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Operating Partnership acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), and interest, if any, for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FIVE
                                    REMEDIES

        SECTION 501. EVENTS OF DEFAULT. "Event of Default," means, with respect to any series of Notes, any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (1) default in the payment of any interest on any Note of that series, when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

               (2) default in the payment of any principal of or premium, if any, on any Note of that series when it becomes due and payable at its Maturity (whether at Stated Maturity, upon redemption or otherwise); or

               (3) default in the performance, or breach, of any covenant or warranty of the Operating Partnership in this Indenture with respect to any Note of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or included herein solely for the benefit of a series of Notes other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Operating Partnership by the Trustee or to the Operating Partnership and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               (4) (a) default by the Operating Partnership or any Subsidiary of the Operating Partnership in the payment (whether at stated maturity, upon acceleration, upon required prepayment or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any bond, note, debenture or other evidence of indebtedness, or (b) any other breach or default (or other event or condition) shall occur under any agreement, indenture or instrument relating to any such bond, note, debenture or other evidence of indebtedness beyond any cure period provided therefor, if as a result thereof the holder or holders of any such bond, note, debenture or other evidence of indebtedness (or a person on behalf of such holder or holders) has the immediate right to cause (upon the giving of notice, if required) any such bond, note, debenture or other evidence of indebtedness to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance be made), prior to its stated maturity (other than by a scheduled mandatory prepayment), which in the aggregate under (a) and (b) have a principal amount equal to or greater than $20,000,000; or

               (5) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Operating Partnership or any Significant Subsidiary in an aggregate amount (excluding amounts fully covered by insurance) in excess of $20,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts fully covered by insurance) in excess of $20,000,000 for a period of 30 consecutive days; or

               (6) the Operating Partnership, the General Partner or any Significant Subsidiary of the Operating Partnership pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case or proceeding,

                      (B) consents to the entry of an order or decree for relief against it in an involuntary case or to the commencement of any bankruptcy or insolvency case or proceeding against it,

                      (C) consents to the appointment of a Custodian (as defined below) of it or for any substantial part of its property, or

                      (D) makes a general assignment for the benefit of its
               creditors; or

               (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (A) is for relief against the Operating Partnership, the
               General Partner or any Significant Subsidiary of the Operating Partnership in an involuntary case,

                      (B) adjudges the Operating Partnership, the General
               Partner or any Significant Subsidiary of the Operating Partnership a bankrupt or insolvent,

                      (C) approves as properly filed a petition seeking
               reorganization, arrangement, adjustment or composition of or in respect of the Operating

               Partnership, the General Partner or any Significant Subsidiary of the Operating Partnership,

                      (D) appoints a Custodian of the Operating Partnership, the
               General Partner or any Significant Subsidiary of the Operating Partnership or for all or any substantial part of the property of the Operating Partnership, the General Partner or any Significant Subsidiary of the Operating Partnership, or

                      (E) orders the winding up or liquidation of the Operating
               Partnership, the General Partner or any Significant Subsidiary of the Operating Partnership, and the order or decree described in this clause (7) remains unstayed and in effect for 60 days.

        As used in this Section 501, the term "Bankruptcy Law" means Title 11 U.S. Code or any similar Federal or State law for the relief of debtors and the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or other similar official under any Bankruptcy Law.

        SECTION 502. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default with respect to Notes of any series at the time outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes of that series may declare the principal of all the Notes of that series to be due and payable immediately, by a notice in writing to the Operating Partnership (and to the Trustee if given by the Holders), and upon the delivery of any such declaration to the Operating Partnership such principal or specified portion thereof shall become immediately due and payable.

        At any time after such a declaration of acceleration with respect to Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Notes of that series, by written notice to the Operating Partnership and the Trustee, may rescind and annul such declaration and its consequences if:

               (1) the Operating Partnership has paid or deposited with the Trustee a sum sufficient to pay:

                      (A) all overdue installments of interest on all
               Outstanding Notes of that series,

                      (B) the principal of (and premium, if any, on) any
               Outstanding Notes of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes,

                      (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and

                      (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

               (2) all Events of Default with respect to Notes of that series, other than the nonpayment of the principal of (or premium, if any) or interest on Notes of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in
        Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

        SECTION 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE. The Operating Partnership covenants that if:

               (1) default is made in the payment of any installment of interest on any Note of any series when such interest becomes due and payable and such default continues for a period of 30 days, or

               (2) default is made in the payment of the principal of (or premium, if any, on) any Note of any series at its Maturity,

then the Operating Partnership will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes of such series, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at the rate or rates borne by or provided for in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If the Operating Partnership fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Operating Partnership or any Guarantor or any other obligor upon such Notes or Guarantees of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Operating Partnership or Guarantor or any other obligor upon such Notes or Guarantees of such series, wherever situated.

        If an Event of Default with respect to Notes of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such series and any related Guarantees by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        SECTION 504. TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Operating Partnership, any Guarantor or any other obligor upon the Notes or the property of the Operating Partnership, any Guarantor or of such other obligor, the Trustee (irrespective of whether the principal of the Notes of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Operating Partnership or any Guarantor for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

               (i) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Notes of such series, of principal (and premium, if any) and interest owing and unpaid in respect of the Notes or Guarantees and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

               (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of such series and Guarantees to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 606.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or Guarantees or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        SECTION 505. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES . All rights of action and claims under this Indenture or any of the Notes or Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or Guarantees or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes or Guarantees in respect of which such judgment has been recovered.

        SECTION 506. APPLICATION OF MONEY COLLECTED. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes or Guarantees, or any thereof, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 606;

               SECOND: To the payment of the amounts then due and unpaid upon the Notes and Guarantees for principal (and premium, if any) and interest in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Notes and Guarantees for principal (and premium, if any) and interest, respectively; and

               THIRD: To the payment of the remainder, if any, to the Operating Partnership.

        SECTION 507. LIMITATION ON SUITS. No Holder of any Note of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes of that series;

               (2) the Holders of not less than 25% in principal amount of the Outstanding Notes of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

               (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

        SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Sections 305 and 307) interest on such Note on the due date expressed in such Note (or, in the case of redemption, on the Redemption Date) and (subject to Section 507) to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

        SECTION 509. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, the Operating Partnership, each Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

        SECTION 510. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes or Guarantees in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders or Guarantees is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        SECTION 511. DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder of any Note or Guarantee to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders or Guarantees, as the case may be.

        SECTION 512. CONTROL BY HOLDERS OF NOTES. The Holders of not less than a majority in principal amount of the Outstanding Notes of any series shall have the right to direct the Trustee as to the time, method and place of conducting any proceeding for any remedy available or exercising any trust or power conferred on the Trustee with respect to the Notes of such series, provided that

               (1) such direction shall not be in conflict with any rule of law or with this Indenture,

               (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

               (3) the Trustee need not take any action which, in its reasonable determination, might involve it in personal liability or be unduly prejudicial to the Holders of such series not joining therein.

        SECTION 513. WAIVER OF PAST DEFAULTS. The Holders of not less than a majority in principal amount of the Outstanding Notes of any series may on behalf of the Holders of all the Notes of such series waive any past default hereunder with respect to such series and its consequences, except a default

               (1) in the payment of the principal of (or premium, if any) or interest on or payable in respect of any Note of such series, or

               (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note of such series affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

        SECTION 514. WAIVER OF USURY, STAY OR EXTENSION LAWS. The Operating Partnership covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Operating Partnership (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

        SECTION 515. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

                                   ARTICLE SIX
                                   THE TRUSTEE

        SECTION 601. NOTICE OF DEFAULTS. Within 90 days after the occurrence of any default hereunder with respect to the Notes of any series, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice to Holders of such default hereunder actually known to the Trustee, unless such default shall have been cured or waived;

provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Note of such series, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines, that the withholding of such notice is in the interests of the Holders of the Notes; and provided further that in the case of any default or breach of the character specified in Section 501(4) with respect to the Notes, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes of such series.

        SECTION 602. CERTAIN RIGHTS OF TRUSTEE. Subject to the provisions of TIA Section 315(a) through 315(d):

               (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (2) any request or direction of the Operating Partnership mentioned herein shall be sufficiently evidenced by an Operating Partnership Request or an Operating Partnership Order (other than delivery of any Note to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

               (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

               (4) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of any series or any related Guarantees pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such reasonable further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Operating Partnership, personally or by agent or attorney reasonably related to such inquiry;

               (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

               (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

        The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        In no event shall the Trustee be liable for any indirect, special or consequential damages in connection with the performance of its obligations hereunder.

        Except during the continuance of an Event of Default, the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

        SECTION 603. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES. The recitals contained herein and in the Notes and Guarantees, except the Trustee's certificate of authentication, shall be taken as the statements of the Operating Partnership or any Guarantor, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or the Guarantees, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Operating Partnership of Notes or the proceeds thereof.

        SECTION 604. MAY HOLD NOTES AND GUARANTEES. The Trustee, any Paying Agent, Note Registrar, Authenticating Agent or any other agent of the Operating Partnership, in its individual or any other capacity, may become the owner or pledgee of Notes and Guarantees and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Operating Partnership or any Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar, Authenticating Agent or such other agent.

        SECTION 605. MONEY HELD IN TRUST. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Operating Partnership.

        SECTION 606. COMPENSATION AND REIMBURSEMENT. The Operating Partnership agrees:

               (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (2) except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

               (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its own part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or Section 501(7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

        As security for the performance of the obligations of the Operating Partnership under this Section, the Trustee shall have a lien for payment of the Trustee's fees and expenses prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) with respect to particular Notes.

        The provisions of this Section shall survive the termination of this Indenture.

        SECTION 607. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY; CONFLICTING INTERESTS. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a) (1) and shall have a combined capital and surplus of at least $100,000,000 (or which trust company shall have an ultimate parent holding company with a combined capital and surplus of at least $100,000,000). If such corporation (or ultimate parent holding company, as the case may be) publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation (or ultimate parent holding company, as the case may be) shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

        SECTION 608.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

               (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

               (b) The Trustee may resign at any time with respect to the Notes of one or more series by giving written notice thereof to the Operating Partnership. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (c) The Trustee may be removed at any time with respect to the Notes of any series by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series delivered to the Trustee and to the Operating Partnership.

               (d) If at any time:

                      (1) the Trustee shall fail to comply with the provisions
               of TIA Section 310(b) after written request therefor by the Operating Partnership or by any Holder who has been a bona fide Holder for at least six months, or

                      (2) the Trustee shall cease to be eligible under Section
               607 and shall fail to resign after written request therefor by the Operating Partnership or by any Holder who has been a bona fide Holder for at least six months, or

                      (3) the Trustee shall become incapable of acting or shall
               be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Operating Partnership by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Notes, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

               (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Notes of one or more series, the Operating Partnership, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series delivered to the Operating Partnership and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes of such series and to that extent supersede the successor Trustee appointed by the Operating Partnership. If no successor Trustee with respect to the Notes of any series shall have been so appointed by the Operating Partnership or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Notes of such series.

               (f) The Operating Partnership shall give notice of each resignation and each removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series in the manner provided for notices to the Holders in section 106. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust Office.

        SECTION 609.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

               (a) In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee shall execute, acknowledge and deliver to the Operating Partnership and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Operating Partnership or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien and claim, if any, provided for in
        Section 606.

               (b) In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) series, the Operating Partnership, the retiring Trustee and each successor Trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto, pursuant to Article Nine hereof, wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Operating Partnership or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates.

               (c) Upon request of any such successor Trustee, the Operating Partnership shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

               (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

        SECTION 610. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

        SECTION 611. APPOINTMENT OF AUTHENTICATING AGENT. At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes of such series issued upon exchange, registration of transfer or partial redemption or repayment thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Operating Partnership. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Operating Partnership and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, having (or whose bank holding company has) a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this section.

        Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent for any series of Notes may at any time resign by giving written notice of resignation to the Trustee for such series and to the Operating Partnership. The Trustee for any series of Notes may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Operating Partnership. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Operating Partnership and shall give notice of such appointment to all Holders of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

        The Operating Partnership agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

        If an appointment with respect to one or more series is made pursuant to this Section, the Notes of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:

        This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

                       State Street Bank and Trust Company of California, N.A., as Trustee

                       By:
                          ----------------------------------
                          as Authenticating Agent

                       By:
                          ----------------------------------
                          Authenticating Officer

                                  ARTICLE SEVEN
         HOLDERS' LISTS AND REPORTS BY TRUSTEE AND OPERATING PARTNERSHIP

        SECTION 701. DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS. Every Holder or Guarantees, by receiving and holding the same, agrees with the Operating Partnership and the Trustee that neither the Operating Partnership nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Note Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

        SECTION 702. REPORTS BY TRUSTEE. Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit by mail to all Holders as provided in TIA Section 313 (c) a brief report dated as of such May 15 if required by TIA
Section 313(a).

        SECTION 703. OPERATING PARTNERSHIP TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS. The Operating Partnership will furnish or cause to be furnished to the Trustee:

                      (a) semi-annually, not later than 15 days before the
               Regular Record Date for interest for any series of Notes, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of such series as of such Regular Record Date, and

                      (b) at such other times as the Trustee may request in
               writing, within 30 days after the receipt by the Operating Partnership of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such



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

               list is furnished, provided, however, that, so long as the Trustee is the Note Registrar, no such list shall be required to be furnished

                                  ARTICLE EIGHT
                CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

        SECTION 801. CONSOLIDATIONS AND MERGERS OF OPERATING PARTNERSHIP AND SALES, LEASES AND CONVEYANCES PERMITTED SUBJECT TO CERTAIN CONDITIONS. The Operating Partnership will not, in any transaction or series of related transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into, any other Person unless (i) either the Operating Partnership shall be the continuing Person, or the successor Person (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall be a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and shall expressly assume, by supplemental indenture executed by such successor entity and delivered by it to the Trustee (which supplemental indenture shall comply with Article Nine hereof and shall be reasonably satisfactory to the Trustee), the due and punctual payment of the principal of (and premium, if any) and interest payable in respect of, all of the Outstanding Notes, according to their tenor, and the due and punctual performance and observance of all of the other covenants and conditions contained in this Indenture and the Notes to be performed or observed by the Operating Partnership; (ii) immediately after giving effect to such transaction and treating any Debt (including Acquired
Debt) which becomes an obligation of the Operating Partnership or any of its Affiliates as a result thereof as having been incurred by the Operating Partnership or such Affiliate at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and shall be continuing; and
(iii) the Operating Partnership shall have delivered to the Trustee the Officers' Certificate and Opinion of Counsel required pursuant to Section 803 below. In the event that the Operating Partnership is not the continuing corporation, then, for purposes of clause (ii) of the preceding sentence, the successor corporation shall be deemed to be the "Operating Partnership" referred to in such clause (ii).

        SECTION 802. RIGHTS AND DUTIES OF SUCCESSOR CORPORATION. In case of any such consolidation, sale, lease, assignment, transfer, conveyance or merger and upon any such assumption by the successor, such successor shall succeed to and be substituted for and may exercise every right and power of the Operating Partnership, with the same effect as if it had been named as the "Operating Partnership" herein; and the predecessor corporation shall be released, except in the case of a lease, from any further obligation under this Indenture and the Notes.

        SECTION 803. OFFICERS' CERTIFICATE AND OPINION OF COUNSEL. Any consolidation, sale, lease, assignment, transfer, conveyance or merger permitted under Section 801 is also subject to the condition precedent that the Trustee receive an Officers' Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease, assignment, transfer or conveyance, and the assumption by any successor corporation, complies with the provisions of this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                                  ARTICLE NINE
                             SUPPLEMENTAL INDENTURES

        SECTION 901. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders, the Operating Partnership, when authorized by or pursuant to a Board Resolution, the applicable Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (1) to evidence the succession of another Person to the Operating Partnership or any Guarantor and the assumption by any such successor of the covenants of the Operating Partnership herein and in the Notes or Guarantees; or

               (2) to add to the covenants of the Operating Partnership or any Guarantor for the benefit of the Holders of all or any series of Notes (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Operating Partnership or any Guarantor; or

               (3) to add any additional Events of Default for the benefit of the Holders of all or any series of Notes (and if such Events of Default are to be for the benefit of less than all series of Notes, stating that such Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Notes to which such additional Events of Default apply to waive such default; or

               (4) to add or change any provisions of this Indenture to facilitate the issuance of the Notes in certificate form, provided that such amendment shall not adversely affect the interest of the Holders of any Notes in any material respect; or

               (5) to secure the Notes or Guarantees; or

               (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

               (7) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action shall not adversely affect the interests of the Holders of any series or any related Guarantees in any material respect; or

               (8) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the discharge, defeasance or covenant defeasance, as the case may be, of any series of Notes pursuant to Sections 401, 1202 and 1203; provided that any such action shall not adversely affect the interests of the Holders of such series and any related Guarantees or any other series of Notes in any material respect.

        SECTION 902. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. With the consent of the Holders of not less than a majority in principal amount of all Outstanding Notes of any series affected by such supplemental indenture, by Act of said Holders delivered to the Operating Partnership, the Guarantors and the Trustee, the Operating Partnership, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Notes of such series or of modifying in any manner the rights of the Holders of such series and any related Guarantees under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of any Outstanding Note affected thereby:

               (1) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of, or premium, if any, or interest with respect to, any Note; or reduce the principal amount thereof or the rate or amount of interest thereon, or any premium payable thereon, or adversely affect any right of the Holder of any Note to repayment of such Note at such Holder's option, or change any Place of Payment where, or the coin or currency in which, the principal of any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or that would be provable in bankruptcy, or

               (2) reduce the percentage in principal amount of the Outstanding Notes of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such series (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1304 for quorum or voting, or

               (3) modify any of the provisions of this Section, Section 513 or
        Section 1013, except to increase the percentage required to effect such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of any Outstanding Note affected thereby, or

               (4) impair the right to institute suit for the enforcement of any payment on or with respect to any such Note.

        It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the Holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of any other series.

        SECTION 903. EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        SECTION 904. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore authenticated and delivered hereunder shall be bound thereby.

        SECTION 905. CONFORMITY WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

        SECTION 906. REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Operating Partnership shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the Operating Partnership, to any such supplemental indenture may be prepared and executed by the Operating Partnership and authenticated and delivered by the Trustee in exchange for Outstanding Notes of such series.

                                   ARTICLE TEN
                                    COVENANTS

        SECTION 1001. PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. The Operating Partnership covenants and agrees for the benefit of the Holders of any series of Notes that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes of that series in accordance with the terms of such series of Notes and this Indenture.

        SECTION 1002. MAINTENANCE OF OFFICE OR AGENCY. The Operating Partnership shall maintain in each Place of Payment for any series of Notes an office or agency where Notes of that series may be presented or surrendered for payment or conversion, where Notes of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Operating Partnership in respect of the Notes of that series and this

Indenture may be served. The Operating Partnership will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Operating Partnership shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands shall be made or served at the Corporate Trust Office of the Trustee (and the Operating Partnership hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands), and the Operating Partnership hereby appoints the same as its agent to receive such presentations, surrenders, notices and demands.

        The Operating Partnership may from time to time designate one or more other offices or agencies where the Notes of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Operating Partnership of its obligation to maintain an office or agency in accordance with the requirements set forth above for Notes of any series for such purposes. The Operating Partnership will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified pursuant to Section 301 with respect to a series of Notes, the Operating Partnership hereby designates as the Place of Payment for any series of Notes the office or agency of the Operating Partnership in the Borough of Manhattan, The City of New York, and initially appoints the Trustee, at the office of its affiliate, State Street Bank and Trust Company, which on the date of this Indenture are located at 61 Broadway, 15th Floor, New York, New York 10006 in such city and as its agent to receive all such presentations, surrenders, notices and demands and appoints the Trustee, at its Corporate Trust Office and at the office of its affiliate, State Street Bank and Trust Company, in the Borough of Manhattan, The City of New York, as Paying Agent and Note Registrar. The Operating Partnership may subsequently appoint a different office or agency in the Borough of Manhattan, The City of New York and a different Paying Agent and Note Registrar for the Notes of any Series.

        SECTION 1003. MONEY FOR NOTES PAYMENTS TO BE HELD IN TRUST. If the Operating Partnership shall at any time act as its own Paying Agent with respect to any series of any Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on the Notes of that series, segregate and hold in trust for the benefit of the Persons entitled thereto the sum in which the Notes of such series are payable (except as otherwise specified pursuant to Section 301 for the Notes of such series) sufficient to pay the principal (and premium, if any) and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

        Whenever the Operating Partnership shall have one or more Paying Agents for any series of Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium and interest and (unless such Paying Agent is the Trustee) the Operating Partnership will promptly notify the Trustee of its action or failure so to act.

        The Operating Partnership will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

               (1) hold all sums held by it for the payment of principal of (and premium, if any) and interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

               (2) give the Trustee notice of any default by the Operating Partnership (or any other obligor upon the Notes) in the making of any such payment of principal (or premium, if any) or interest; and

               (3) at any time during the continuance of any such default upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        The Operating Partnership may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Operating Partnership Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Operating Partnership or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Operating Partnership or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

        Any money deposited with the Trustee or any Paying Agent, or held by the Operating Partnership, in trust for the payment of the principal of (or premium, if any) or interest on any Note of any series and remaining unclaimed for two years after such principal (or premium, if any), or interest has become due and payable shall, if such money was then on deposit with the Trustee or any Paying Agent, be paid to the Operating Partnership upon Operating Partnership Request or (if then held by the Operating Partnership) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Operating Partnership and the Guarantors for payment of such principal of (or premium, if any) or interest on, such Note, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Operating Partnership as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Operating Partnership cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Operating Partnership.

        SECTION 1004. AGGREGATE DEBT TEST. The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Operating Partnership and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles) is greater than 60% of the sum of (without duplication) (i) the Total Assets of the Operating Partnership and its Subsidiaries as of the last day of the then most recently ended fiscal quarter and (ii) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles. For purposes of the foregoing Debt shall be deemed to be "incurred" by the Operating Partnership or a Subsidiary whenever the Operating Partnership and its Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

        SECTION 1005. DEBT SERVICE TEST. The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Operating Partnership or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds therefrom (including to repay or retire other Debt) had occurred, on the first day of such period, (ii) the repayment or retirement of any other Debt of the Operating Partnership or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and (iii) in the case of any acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets, in any such case with a fair market value (determined in good faith by the Board of Directors) in excess of $1 million, since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire such four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of Debt outstanding during such period. For purposes of the foregoing Debt shall be deemed to be "incurred" by the Operating Partnership or a Subsidiary whenever the Operating Partnership and its Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

        SECTION 1006. SECURED DEBT TEST. The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Lien on any property or assets of the Operating Partnership or any of its Subsidiaries, whether owned on the date of this Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with generally accepted accounting principles) of all outstanding Debt of the Operating Partnership and its Subsidiaries which is secured by any Lien on any property or assets of the Operating Partnership or any of its Subsidiaries is greater than 40% of the sum of (without duplication) (i) the Total Assets of the Operating Partnership and its Subsidiaries as of the last day of the then most recently ended fiscal quarter and (ii) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles. For purposes of the foregoing Debt shall be deemed to be "incurred" by the Operating Partnership or a Subsidiary whenever the Operating Partnership and its Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

        SECTION 1007. MAINTENANCE OF TOTAL UNENCUMBERED ASSETS. The Operating Partnership will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the Operating Partnership and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

        SECTION 1008. EXISTENCE. Subject to Article Eight, the Operating Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Operating Partnership will not be required to preserve any right or franchise if the applicable Board of Directors determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Notes Outstanding under this Indenture.

        SECTION 1009. MAINTENANCE OF PROPERTIES. The Operating Partnership will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

        SECTION 1010. INSURANCE. The Operating Partnership will, and will cause each of its Subsidiaries to, keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

        SECTION 1011. PAYMENT OF TAXES AND OTHER CLAIMS. The Operating Partnership will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Operating Partnership or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any Subsidiary; provided, however, that the Operating Partnership will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        SECTION 1012. PROVISION OF FINANCIAL INFORMATION. The Operating Partnership will:

               (1) file with the Trustee, within 15 days after the Operating Partnership or the General Partner is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Operating Partnership or the General Partner may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Operating Partnership or the General Partner is not required to file information, documents or reports pursuant to any of such Sections, then it will file with the Trustee and the commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

               (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Operating Partnership and the General Partner with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

               (3) transmit by mail to the Holders, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Operating Partnership and the Guarantor pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

        SECTION 1013. ADDITIONAL SUBSIDIARY GUARANTEES. (a) The Operating Partnership will not permit any of its Subsidiaries that is not a Subsidiary Guarantor to guarantee or secure through the granting of Liens, the payment of any Debt of the Company or any Guarantor and (b) the Operating Partnership will not and will not permit any of its Subsidiaries to pledge any intercompany notes representing obligations of any of its Subsidiaries, to secure the payment of any debt of the Operating Partnership or any Guarantor, in each case unless such Subsidiary, the Operating Partnership and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary's Guarantee (providing for the unconditional Guarantee by such Subsidiary, on a senior basis, of the Notes).

        SECTION 1014. WAIVER OF CERTAIN COVENANTS. The Operating Partnership may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1012, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Notes of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Operating Partnership and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

        SECTION 1015. STATEMENT AS TO COMPLIANCE. The Operating Partnership will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from its General Partner's principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Operating Partnership's compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof., provided that if the Operating Partnership has been succeeded to by a corporate successor pursuant to the provisions hereof such certificate will be from such successor's principal executive officer, principal financial officer or principal accounting officer. For purposes of this Section 1015, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                                 ARTICLE ELEVEN
                               REDEMPTION OF NOTES

        SECTION 1101. APPLICABILITY OF ARTICLE. Notes of any series shall be redeemable, in whole or in part, before their Stated Maturity at the option of the Operating Partnership on any date (a "Redemption Date"), at the Redemption Price provided that installments of interest on Notes which are due and payable on an Interest Payment Date falling on or prior to the relevant Redemption Date shall be payable to the holders of such Notes registered as such at the close of business on the relevant record date according to their terms and the provisions of this Indenture in accordance with this Article.

        SECTION 1102. ELECTION TO REDEEM; NOTICE TO TRUSTEE. The election of the Operating Partnership to redeem any Notes shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Operating Partnership of less than all of the Notes of any series, the Operating Partnership shall, at least 45 days prior to the giving of the notice of redemption referred to in Section 1104 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes of such series to be redeemed.

        SECTION 1103. SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED. If less than all the Notes of any series are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes of such series not previously called for redemption (excluding any such Outstanding Notes held by the Operating Partnership or any of its Subsidiaries), by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Notes of that series or any integral multiple thereof) of the principal amount of Notes of such series of a denomination larger than the minimum authorized denomination for Notes of that series.

        The Trustee shall promptly notify the Operating Partnership and the Note Registrar (if other than itself) in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

        SECTION 1104. NOTICE OF REDEMPTION. Notice of redemption shall be given in the manner provided in Section 106, not less than 30 days nor more than 60 days prior to the Redemption Date to each Holder to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Note designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Note or portion thereof.

        Any notice that is mailed to the Holders in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

        All notices of redemption shall state:

               (1) the Redemption Date,

               (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1106, if any,

               (3) if less than all Outstanding Notes of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Note or Notes to be redeemed,

               (4) in case any Note is to be redeemed in part only, the notice shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without a charge, a new Note or Notes of such series of authorized denominations for the principal amount thereof remaining unredeemed,

               (5) that on the Redemption Date the Redemption Price and accrued interest to the Redemption Date payable as provided in Section 1106, will become due and payable upon each such Note, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

               (6) the Place or Places of Payment where such Notes, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, and

               (7) the CUSIP number and series of such Note.

        SECTION 1105. DEPOSIT OF REDEMPTION PRICE. At or prior to 12:00 noon (New York Time) on any Redemption Date, the Operating Partnership shall deposit with the Trustee or with a Paying Agent (or, if the Operating Partnership is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 1003) an amount of money sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on all the Notes or portions thereof which are to be redeemed on that date.

        SECTION 1106. NOTES PAYABLE ON REDEMPTION DATE. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest to the Redemption Date), and from and after such date (unless the Operating Partnership shall default in the payment of the Redemption Price or accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice such Note shall be paid by the Operating Partnership at the Redemption Price, together with accrued interest to the Redemption Date.

        Installments of interest on Notes which are due and payable on an Interest Payment Date falling on or prior to the relevant Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant record date according to their terms and the provisions of the Indenture.

        If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by or provided in the Note.

        SECTION 1107. NOTES REDEEMED IN PART. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at a Place of Payment therefor (with, if the Operating Partnership or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Operating Partnership and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Operating Partnership shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge a new Note or Notes of the same series, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                 ARTICLE TWELVE
                       DEFEASANCE AND COVENANT DEFEASANCE

        SECTION 1201. OPERATING PARTNERSHIP'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE. The Operating Partnership may at its option by Board Resolution, at any time, with respect to any series of Notes elect to have
Section 1202 or Section 1203 be applied to such Outstanding Notes upon compliance with the conditions set forth below in this Article. The Operating Partnership's right, if any, to elect defeasance pursuant to Section 1202 or covenant defeasance pursuant to Section 1203 may only be exercised with respect to all of the Outstanding Notes of any series.

        SECTION 1202. DEFEASANCE AND DISCHARGE. Upon the Operating Partnership's exercise of the above option applicable to this Section with respect to any Notes of or within a series, the Operating Partnership shall be deemed to have been discharged from its obligations with respect to such Outstanding Notes on the date the conditions set forth in Section 1204 are satisfied (hereinafter "defeasance"). For this purpose, such defeasance means that the Operating Partnership shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in clauses (A) through (D) below, and to have satisfied all of its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Operating Partnership, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such outstanding Notes to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, on such Notes when such payments are due, (B) the Operating Partnership's obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including, without limitation, those in Section 606 hereof) and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Operating Partnership may exercise its option under this Section notwithstanding the prior exercise of its option under
Section 1203 with respect to such Notes.

        SECTION 1203. COVENANT DEFEASANCE. Upon the Operating Partnership's exercise of the above option applicable to this Section with respect to any Notes of or within a series, the Operating Partnership shall be released from its obligations under Sections 1004 to 1012, inclusive, (except that the Operating Partnership shall remain subject to the covenant set forth in Section 1008 to preserve and keep in full force and effect its corporate existence, except as permitted under Article Eight) and its obligations under any other covenant, with respect to such Outstanding Notes appertaining thereto on and after the date the conditions set forth in Section 1204 are satisfied (hereinafter, "covenant defeasance"), and such Notes shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 1004 to 1012, inclusive, or such other covenant, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Notes the Operating Partnership may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(3) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

        SECTION 1204. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE. The following shall be the conditions to application of Section 1202 or Section 1203 to any Outstanding Notes of or within a series:

                      (a) The Operating Partnership shall irrevocably have
               deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Twelve applicable to it) funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes,
               (1) an amount as is then specified as payable at Stated Maturity or, if such defeasance or covenant defeasance is to be effected in compliance with subsection (f) below, on the relevant Redemption Date, as the case may be, (2) Government Obligations applicable to such Notes which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest on such Notes money in an amount as is then specified as payable at Stated Maturity or, if such defeasance or covenant defeasance is to be effected in compliance with subsection (f) below, on the relevant Redemption Date, as the case may be, or
               (3) a combination thereof, in any case, in an amount sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of (and premium, if any) and interest on such Outstanding Notes on the Stated Maturity of such principal or installment of principal or interest on the applicable Redemption Date, as the case may be.

                      (b) Such defeasance or covenant defeasance shall not
               result in a breach or violation of, or constitute, a default under, this Indenture or any other material agreement or instrument to which the Operating Partnership is a party or by which it is bound.

                      (c) No Event of Default or event which with notice or
               lapse of time or both would become an Event of Default with respect to such Notes shall have occurred and be continuing on the date of such deposit or, insofar as Sections 501(6) and 501(7) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                      (d) In the case of an election under Section 1202, the
               Operating Partnership shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Operating Partnership has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                      (e) In the case of an election under Section 1203, the
               Operating Partnership shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                      (f) If the monies or Government Obligations or combination thereof, as the case may be, deposited under subsection (a) above are sufficient to pay the principal of, and premium, if any, and interest on such Notes provided such Notes are redeemed on a particular Redemption Date, the Operating Partnership shall have given the Trustee irrevocable instructions to redeem such Notes on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.

                      (g) The Operating Partnership shall have delivered to the
               Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under
               Section 1202 or the covenant defeasance under Section 1203 (as the case may be) have been complied with and an Opinion of Counsel to the effect that, as a result of a deposit pursuant to subsection (a) above and the related exercise of the Operating Partnership's option under Section 1202 or Section 1203 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Operating Partnership, with respect to the trust funds representing such deposit or by the Trustee for such trust funds.

        SECTION 1205. DEPOSITED MONEY AND GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS. Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to
Section 1204 in respect of any Outstanding Notes of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Operating Partnership acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Operating Partnership shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Notes.

        Anything in this Article to the contrary notwithstanding, subject to
Section 606, the Trustee shall deliver or pay to the Operating Partnership from time to time upon Operating Partnership Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.

        SECTION 1206. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any cash or Government Obligations deposited pursuant to Section 1204 in accordance with this Indenture or the Notes of the applicable series by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Operating Partnership's obligations under this Indenture and the Notes of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 1204 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with this Indenture and the Notes of such series; provided, however, that if the Operating Partnership makes any payment of principal of, premium, if any, or interest on any Note of such series following the reinstatement of its obligations, the Operating Partnership shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash and Government Obligations held by the Trustee or Paying Agent.

                                ARTICLE THIRTEEN
                          MEETINGS OF HOLDERS OF NOTES

        SECTION 1301. PURPOSES FOR WHICH MEETINGS MAY BE CALLED. A meeting of Holders of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of such series.

        SECTION 1302.  CALL, NOTICE AND PLACE OF MEETINGS.

                      (a) The Trustee may at any time call a meeting of Holders
               of any series for any purpose specified in Section 1301, to be held at such time and at such place in The City of New York as the Trustee shall determine. Notice of every meeting of Holders of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

                      (b) In case at any time the Operating Partnership,
               pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the Outstanding Notes of any series shall have requested the Trustee to call a meeting of the Holders of such series for any purpose specified in Section 1301, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Operating Partnership or the Holders of such series in the amount above specified, as the case may be, may determine the time and the place in The City of New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

        SECTION 1303. PERSONS ENTITLED TO VOTE AT MEETINGS. To be entitled to vote at any meeting of Holders of any series, a Person shall be (1) a Holder of one or more Outstanding Notes of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Guarantors and their counsel and any representatives of the Operating Partnership and its counsel.

        SECTION 1304. QUORUM; ACTION. The Persons entitled to vote a majority in principal amount of the Outstanding Notes of a series shall constitute a quorum for a meeting of Holders of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Notes of a series, the Persons entitled to vote such specified percentage which is less or more than a majority in principal amount of the Outstanding Notes of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1302(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes of such series which shall constitute a quorum.

        Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Notes of that series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less or more than a majority, in principal amount of the Outstanding Notes of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes of that series.

        Any resolution passed or decision taken at any meeting of Holders of any series duly held in accordance with this Section shall be binding on all the Holders of such series, whether or not present or represented at the meeting.



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        Notwithstanding the foregoing provisions of this Section 1304, if any action is to be taken at a meeting of Holders of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Notes affected thereby, or by the Holders of a specified percentage in principal amount of the Outstanding Notes of such series and each other series:

               (i) there shall be no minimum quorum requirement for such meeting; and

               (ii) the principal amount of the Outstanding Notes of such series that are entitled to vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

        SECTION 1305. DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

                      (a) Notwithstanding any provisions of this Indenture, the
               Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of a series in regard to proof of the holding of Notes of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104.

                      (b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Operating Partnership or by Holders as provided in Section 1302(b), in which case the Operating Partnership or the Holders of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes of such series represented at the meeting.

                      (c) At any meeting each Holder of such series or proxy
               shall be entitled to one vote for each $1,000 principal amount of the Outstanding Notes of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of such series or proxy.

                      (d) Any meeting of Holders of any series duly called
               pursuant to Section 1302 at which a quorum is present may be adjourned from time to time by



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

               Persons entitled to vote a majority in principal amount of the Outstanding Notes of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

        SECTION 1306. COUNTING VOTES AND RECORDING ACTION OF MEETINGS. The vote upon any resolution submitted to any meeting of Holders of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1302 and, if applicable, Section 1304. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Operating Partnership and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                ARTICLE FOURTEEN
                                 THE GUARANTEES

        SECTION 1401. GUARANTEES. The provisions of this Article Fourteen shall be applicable to the Notes and Guarantees. Each Guarantor (which term includes any successor Person under this Indenture and any additional Subsidiary Guarantor pursuant to Section 1013 of this Indenture) for consideration received hereby jointly and severally unconditionally and irrevocably guarantees on a senior basis (each a "Guarantee", and collectively, the "Guarantees") to the Holders from time to time of the Notes (a) the full and prompt payment of the principal of and any premium, if any, on any Note when and as the same shall become due, whether at the maturity thereof, by acceleration, redemption or otherwise and (b) the full and prompt payment of any interest on any Note when and as the same shall become due and payable. Each and every default in the payment of the principal of or interest or any premium on any Note shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. The obligations of the Guarantors hereunder shall be evidenced by Guarantees accompanying the Notes issued hereunder.

        An Event of Default under this Indenture or the Notes shall constitute an event of default under the Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

        The obligations of the Guarantors hereunder shall be absolute and unconditional and shall remain in full force and effect until the entire principal and interest and any premium on the Notes shall have been paid or provided for in accordance with provisions of this Indenture, and



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such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or the consent of, the Guarantors:

                      (a) the failure to give notice to the Guarantors of the
               occurrence of an Event of Default;

                      (b) the waiver, surrender, compromise, settlement, release or termination of the payment, performance or observance by the Operating Partnership or the Guarantors of any or all of the obligations, covenants or agreements of either of them contained in this Indenture or the Notes;

                      (c) the acceleration, extension or any other changes in
               the time for payment of any principal of or interest or any premium on any Note or for any other payment under this Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of this Indenture or the Notes;

                      (d) the modification or amendment (whether material or
               otherwise) of any obligation, covenant or agreement set forth in this Indenture or the Notes;

                      (e) the taking or the omission of any of the actions
               referred to in this Indenture and in any of the actions under the Notes;

                      (f) any failure, omission, delay or lack on the part of
               the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in this Indenture, or any other action or acts on the part of the Trustee or any of the Holders from time to time of the Notes;

                      (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantors or the Operating Partnership or any of the assets of any of them, or any allegation or contest of the validity of the Guarantee in any such proceeding;

                      (h) to the extent permitted by law, the release or
               discharge by operation of law of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in this Indenture;

                      (i) to the extent permitted by law, the release or
               discharge by operation of law of the Operating Partnership from the performance or observance of any obligation, covenant or agreement contained in this Indenture;

                      (j) the default or failure of the Operating Partnership or the Trustee fully to perform any of its obligations set forth in this Indenture or the Notes;



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                      (k) the invalidity, irregularity or unenforceability of
               this Indenture or the Notes or any part of any thereof;

                      (l) any judicial or governmental action affecting the
               Operating Partnership or any Notes or consent or indulgence granted by the Operating Partnership by the Holders or by the Trustee; or

                      (m) the recovery of any judgment against the Operating
               Partnership or any action to enforce the same or any other circumstance which might constitute a legal or equitable discharge of a surety or guarantor.

        The Guarantees shall remain in full force and effect and continue to be effective should any petition be filed by or against the Operating Partnership for liquidation or reorganization, should the Operating Partnership become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Operating Partnership's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        For purposes of this Article 14, each Subsidiary Guarantor's liability (a Subsidiary Guarantor's "Base Guaranty Liability") shall be that amount from time to time equal to the aggregate liability of a Guarantor hereunder, but shall be limited to the lesser of (A) the aggregate amount of the obligation as stated in the second sentence of this Section 1401 with respect to the Notes, and (B) the amount, if any, which would not have (i) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in Section 101(29) of the Federal Bankruptcy Code and in Section 271 of the Debtor and Creditor Law of the State of New York, as each is in effect at the date of this Indenture) or (ii) left it with unreasonably small capital at the time its Guarantee of the Notes was entered into, after giving effect to the incurrence of existing Debt immediately prior to such time, provided that, it shall be a presumption in any lawsuit or other proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed is the amount set forth in (A) above unless a creditor, or representative of creditors of such Subsidiary Guarantor or a trustee in bankruptcy of the Subsidiary Guarantor, as debtor in possession, otherwise proves in such a lawsuit that the aggregate liability of the Subsidiary Guarantor is limited to the amount set forth in (B). In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Guarantors, to subrogation pursuant to the next paragraph and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

        The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.



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        The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

        Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 1401 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

        If an officer of a Guarantor whose signature is on this Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

        SECTION 1402. PROCEEDINGS AGAINST THE GUARANTORS. In the event of a default in the payment of principal of or any premium on any Note when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on any Note when and as the same shall become due, the Trustee shall have the right to proceed first and directly against the Guarantors under this Indenture without first proceeding against the Operating Partnership or exhausting any other remedies which it may have and without resorting to any other Note held by the Trustee.

        The Trustee shall have the right, power and authority to do all things it deems necessary or otherwise advisable to enforce the provisions of this Indenture relating to the Guarantees and protect the interests of the Holders of the Notes and, in the event of a default in payment of the principal of or any premium on any Note when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on any Note when and as the same shall become due, the Trustee may institute or appear in such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of its rights and the rights of the Holders, whether for the specific enforcement of any covenant or agreement in this Indenture relating to the Guarantee or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. Without limiting the generality of the foregoing, in the event of a default in payment of the principal of or interest or any premium on any Note when due, the Trustee may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Guarantors and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Guarantors, wherever situated.

        SECTION 1403. GUARANTEES FOR BENEFIT OF HOLDERS OF NOTES. The Guarantees contained in this Indenture are entered into by the Guarantors for the benefit of the Holders from time to time of the Notes. Such provisions shall not be deemed to create any right in, or to be in whole or in part for the benefit of, any person other than the Trustee, the Guarantors, the Holders from time to time of the Notes, and their permitted successors and assigns.



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        SECTION 1404.  MERGER OR CONSOLIDATION OF GUARANTORS. Each Guarantor
will not, in any transaction or series of related transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into, any other Person unless (i) either such Guarantor shall be the continuing Person, or the successor Person (if other than such Guarantor) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and shall expressly assume, by supplemental indenture executed by such successor corporation and delivered by it to the Trustee (which supplemental indenture shall comply with Article Nine hereof and shall be reasonably satisfactory to the Trustee), all of such Guarantor's obligations with respect to Outstanding Notes and the observance of all of the covenants and conditions contained in this Indenture and its Guarantee to be performed or observed by the Guarantor; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and shall be continuing; and (iii) such Guarantor shall have delivered to the Trustee the Officers' Certificate and Opinion of Counsel required pursuant to below. In the event that such Guarantor is not the continuing corporation, then, for purposes of clause (ii) of the preceding sentence, the successor corporation shall be deemed to be such "Guarantor" referred to in such clause (ii). Any consolidation, merger, sale, lease, assignment, transfer or conveyance permitted under Section 1404 is also subject to the condition precedent that the Trustee receive an Officers' Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease, assignment, transfer or conveyance, and the assumption by any successor corporation, complies with the provisions of this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

        SECTION 1405. ADDITIONAL GUARANTORS. Any Person may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).








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        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                        AMB PROPERTY, L.P.

                                        By: AMB PROPERTY CORPORATION,
                                            as General Partner

                                        By:
                                            -------------------------



                                        AMB PROPERTY CORPORATION.

                                        By:
                                            -------------------------



                                        AMB PROPERTY II, L.P.

                                        By: AMB PROPERTY CORPORATION,
                                            as General Partner

                                        By:
                                            -------------------------



                                        LONG GATE LLC.

                                        By: AMB PROPERTY CORPORATION,
                                            as Manager

                                        By:
                                            -------------------------

                                        STATE STREET BANK AND TRUST
                                        COMPANY OF CALIFORNIA, N.A., as Trustee

                                        By:
                                            ------------------------

                                            Print Name:_________________
                                            Title:______________________


















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